Exhibit 10.03g



                                          Date:  September 11, 1995






Robert C. Jaudes (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Gerald T. McNeive, Jr. (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Employees' Retirement Plan of Laclede Gas Company - Management Employees as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.
























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              AMENDMENTS TO THE EMPLOYEES' RETIREMENT PLAN
              OF LACLEDE GAS COMPANY - MANAGEMENT EMPLOYEES
              ---------------------------------------------


1. The last sentence of the first paragraph of Section 1.1.10. is hereby replaced in its entirety, effective October 1, 1994, with the following:

    "Beginning October 1, 1989 and before October 1, 1994, Normal
    Compensation is limited to $200,000 per Plan Year, which amount is subject to annual adjustment by the U. S. Treasury Department.
    Effective October 1, 1994, Normal Compensation is limited to $150,000 per Plan Year, which amount is subject to annual adjustment by the U. S. Treasury Department."

2. Section 3.4 is hereby replaced in its entirety, effective October 1, 1994, with the following:

    "Section 3.4 - Accrued Benefit
     -----------------------------
    An Employee, other than an Employee whose Normal Compensation is reduced by reason of Section 1.1.10., shall have a monthly Accrued Benefit, which includes without limitation the monthly amount, if any, to which the Employee is entitled under the Insured Plan, as of any date, computed as the product of A. multiplied by the sum of B. and C.:

         A. The number of Management Plan Years of Credited Service (including fractions of a year) for which the Employee has credit.

         B.  1.70% times the Employee's Average Final Compensation.

         C.  0.30% times the excess, if any, of (1) over (2):

             (1)  the Employee's Average Final Compensation; and

             (2)  the Employee's Covered Compensation.

    An Employee whose Normal Compensation is reduced by reason of Section
    1.1.10. shall have a monthly Accrued Benefit, including the monthly amount, if any, to which the Employee is entitled under the Insured Plan, which monthly Accrued Benefit will be the greater of the Accrued Benefit as calculated under A. or B. below:

         A. The Employee's Accrued Benefit as calculated above in this section, except that Normal Compensation for all periods prior to October 1, 1994 shall be limited to $150,000, or











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         B.  The sum of:

             (1) The Employee's Accrued Benefit, as calculated under the first paragraph of this Section 3.4, as of September 30, 1994 (the "Fresh Start Date"), frozen in accordance with regulation Section 1.401(a)(4)-13 of the Code, and

             (2) The Employee's Accrued Benefit computed, with Normal Compensation limited to $150,000, as adjusted, as the product of (i) multiplied by the sum of (ii) and (iii):

                  (i) The number of Management Plan Years of Credited Service after the Fresh Start Date for which the Employee has credit.

                  (ii)  1.70% times the Employee's Average Final
                        Compensation.

                  (iii) 0.30% times the excess, if any, of the Employee's
                        Average Final Compensation over the Employee's Covered Compensation.

    The Accrued Benefit of an Employee who has received minimum required distributions pursuant to Section 15.5 of the Plan shall be reduced, but not below zero, by the Actuarial Equivalent of all the paid minimum required distributions."


3. Section 14.7 is hereby replaced in its entirety, effective October 1, 1994, with the following:

"Section 14.7 - Restrictions on Highest Paid
 -------------------------------------------
    A. Restricted Employees are those Employees or former Employees who are or were covered by the Plan and who constitute the top twenty-five
        (25) highest paid employees of the Company.  The top twenty-five
        (25) employees will be determined based on compensation of all employees during the life of the Company, which compensation is defined by Internal Revenue Service Regulation Section 1.414(s)- 1(c).

    B. The payment of benefits to or on behalf of a Restricted Employee shall not exceed an amount (the "Nonrestricted Amount") equal to the payments that would be made to or on behalf of the Restricted Employee in that year under:

        (1) a straight life annuity that is the actuarial equivalent of the accrued benefit and other benefits to which the Restricted Employee is entitled under the Plan (other than a social security supplement); and

        (2) a social security supplement, if any, that the Restricted Employee is entitled to receive.

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        Restricted Amount means the excess of the accumulated amount of benefits that would have been payable to or on behalf of the Restricted Employee but for the limits set forth in the immediately preceding unnumbered paragraph of this Section 14.7B., over the accumulated amount of the Restricted Employee's Nonrestricted Amount. The accumulated Restricted and Nonrestricted Amounts shall be increased by a reasonable amount of interest from the date each such distribution was made (or would have been made) until the date for the determination of the Restricted Amount.

    C. The restrictions on the payment of benefits to a Restricted Employee will not apply if any one of the following conditions is satisfied.

        (1) After taking into account payment to or on behalf of the Restricted Employee of all benefits payable to or on behalf of that Restricted Employee under the Plan, the value of Plan assets equals or exceeds one hundred ten percent (110%) of current liabilities, as specified in Code Section 412(l)(7). Current liabilities will be calculated using the interest rate to determine costs as specified in the Plan. The current liability for each Employee with less than five Years of Credited Service shall be adjusted (reduced) by 20% increments for each Year of Credited Service which is less than five.

        (2) The value of the benefits payable to or on behalf of the Restricted Employee is less than one percent (1%) of the Plan's current liabilities before the distribution is made.

        (3) The value of the benefits payable to or on behalf of the Restricted Employee does not exceed $3,500 as provided by Code
             Section 411(a)(11)(A).

    D. The restrictions on the payment of benefits to a Restricted Employee will terminate upon the occurrence of one of the conditions as provided in C. above or as then specified by the Secretary of Treasury, and distribution, including interest as provided in B. above, will be made as soon as administratively practicable thereafter. In addition, distribution of the Restricted Amount will be permitted only if the Restricted Employee agrees in writing to repay any Restricted Amounts to the Plan as permitted by rules and regulations promulgated by the Secretary of Treasury."


4. A new Section 1.1.40. is hereby added, effective August 5, 1993, to read as follows:

    "40. "FMLA" means the Family and Medical Leave Act of 1993, as the same may be amended from time to time, and the regulations promulgated thereunder."

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5.  A new sentence is hereby added to the end of Section 2.1, effective
August 5, 1993, to read as follows:

    "For eligibility purposes, an Employee who is absent from work due to a leave of absence under the FMLA shall receive credit for the Hours of Service which otherwise would have been credited to such individual but for such absence."


6. Section 2.6 is hereby replaced in its entirety, effective August 5, 1993, with the following:

    "An Employee shall incur a Break in Service for any calendar year in which he does not have more than 500 Hours of Service; provided that for purposes of determining whether a Break in Service has occurred, an Employee who is absent from work due to a leave of absence under the FMLA shall receive credit for the Hours of Service which otherwise would have been credited to such individual but for such absence."

7. Paragraph G. of Section 3.7 is hereby replaced in its entirety, effective October 1, 1989, with the following:

    "G. Solely for the purpose of paragraph D. above, the determination of Actuarial Equivalent value shall include an interest discount factor of five percent (5%). Solely for the purpose of paragraph
         E. above, the determination of Actuarial Equivalent value shall include an interest discount factor of the lesser of five percent (5%) or the amount determined in accordance with Section 1.1.15."



                                       ROBERT C. JAUDES
                                       ---------------------------------
                                       Title:  Chairman, President and
                                               Chief Executive Officer


                                       GERALD T. MCNEIVE, JR.
                                       ---------------------------------
                                       Title:  Senior Vice President -
                                               Finance







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